SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 6, 2006

                             ON2 TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
                    (State of incorporation or organization)

                                     1-15117
                            (Commission File Number)

                                   84-1280679
                        (IRS Employer Identification No.)

                          21 CORPORATE DRIVE, SUITE 103
                             CLIFTON PARK, NY 12065
                                  518-348-0099
   (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                 NOT APPLICABLE
       (Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On June 6, 2006, at a meeting (the "June 6 Meeting") of the Board of Directors (the "Board") of On2 Technologies, Inc. (the "Company"), the Board adopted the annual meeting fee and option grant for the position of non-executive chairman of the Board for 2006. Under the plan, a non-executive chairman of the Board, that is a member of the Board who serves as chairman of the Board and who is not an employee of the Company, will receive an annual grant of an option to purchase 40,000 shares of the common stock of the Company, par value $0.01 (the "Common Stock"). In addition, the non-executive chairman will receive an annual cash retainer fee of $10,000 for service as chairman.

      ITEM 8.01 OTHER EVENTS

      At the June 6 Meeting, the Board granted Allen Kosowsky, the Company's non-executive chairman, an option (the "Option") to purchase 75,000 shares of Common Stock. The Option vested immediately and expires on June 6, 2014. The grant of the Option was discretionary and was in addition to any annual grants that Mr. Kosowsky receives in his capacity as a member of the Board, non-executive chairman of the Board, or member or chairman of any committees of the Board.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  June 12, 2006             ON2 TECHNOLOGIES, INC.

                                 By:  /s/ Bill Joll
                                      -------------------
                                 Name:  Bill Joll
                                 Title: President and CEO